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                           METROPOLITAN SERIES FUND II
                       SUB-INVESTMENT MANAGEMENT AGREEMENT

                           [__________] Portfolio II

AGREEMENT made this [___] day of [___], 2003, by and between Metropolitan Series Fund II (the "Fund"), a Massachusetts business trust, on behalf of its [________] Portfolio II (the "Portfolio"), MetLife Advisers, LLC (the "Manager"), a Delaware limited liability company, and Metropolitan Life Insurance Company, a New York corporation (the "Sub-Adviser").

                              W I T N E S S E T H :

WHEREAS, the Fund and the Manager have entered into an Investment Management Agreement dated as of [______] (the "Advisory Agreement"), pursuant to which the Manager provides investment management and administrative services to the Portfolio;

WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its investment management responsibilities under the Advisory Agreement to one or more sub-investment managers;

WHEREAS, the Fund and the Manager desire to retain the Sub-Adviser to render investment management services in the manner and on the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Fund, the Manager and the Sub-Adviser agree as follows:

                                   ARTICLE 1.
                            Duties of the Sub-Adviser

(a) Subject to the supervision and approval of the Manager and the Fund's Board of Trustees, the Sub-Adviser will manage the investment and reinvestment of the assets of the Portfolio for the period and on the terms and conditions set forth in this Agreement. In acting as Sub-Adviser to the Fund with respect to the Portfolio, the Sub-Adviser shall determine which securities shall be purchased, sold or exchanged and what portion of the assets of the Portfolio shall be held in the various securities or other assets in which it may invest, subject always to any restrictions of the Fund's Agreement and Declaration of Trust and Bylaws, as amended or supplemented from time to time, the provisions of applicable laws and regulations including the Investment Company Act, and the statements relating to the Portfolio's investment objectives, policies and restrictions as the same are set forth in the prospectus and statement of additional information of the Fund then currently effective under the Securities Act of 1933 (the "Prospectus"). Should the Board of Trustees of the Fund or the Manager at any time, however, make any definite determination as to investment policy and notify in writing the Sub-Adviser thereof, the Sub-Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified in writing that such determination has been revoked. The Sub-Adviser shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies of the Portfolio, determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Portfolio with brokers or dealers

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selected by it.

(b) In connection with the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser is directed at all times to follow the policies of the Fund set forth in the Prospectus. Nothing herein shall preclude the "bunching" of orders for the sale or purchase of portfolio securities with other Fund portfolios or with other accounts managed by the Sub-Adviser or the Sub-Adviser's general account and separate accounts. The Sub-Adviser shall not favor any account over any other and any purchase or sale orders executed contemporaneously shall be allocated in a manner it deems equitable among the accounts involved and at a price which is approximately averaged.

(c) In connection with these services, the Sub-Adviser will provide investment research as to the Portfolio's investments and conduct a continuous program of evaluation of its assets. The Sub-Adviser will have the responsibility to monitor the investments of the Portfolio to the extent necessary for the Sub-Adviser to manage the Portfolio in a manner that is consistent with the investment objective and policies of the Portfolio set forth in the Prospectus, as from time to time amended, and communicated in writing to the Sub-Adviser, and consistent with applicable law, including, but not limited to, the Investment Company Act and the rules and regulations thereunder and the applicable provisions of the Internal Revenue Code and the rules and regulations thereunder (including, without limitation, subchapter M of the Code and the investment diversification aspects of Section 817(h) of the Code).

(d) The Sub-Adviser will furnish the Manager and the Fund such statistical information, including prices of securities in situations where a fair valuation determination is required or when a security cannot be priced by the Fund's accountants, including prices of securities in situations where a fair valuation determination is required or when a security cannot be priced by the Fund's accountants, with respect to the investments it makes for the Portfolio as the Manager and the Fund may reasonably request. On its own initiative, the Sub-Adviser will apprise the Manager and the Fund of important developments materially affecting the Portfolio, including but not limited to any change in the personnel of the Sub-Adviser responsible for the day-to-day investment decisions made by the Sub-Adviser for the Portfolio and any material legal proceedings against the Sub-Adviser by the Securities and Exchange Commission relating to violations of the federal securities laws by the Sub-Adviser, and will furnish the Manager and the Fund from time to time with similar material information that is believed appropriate for this purpose. In addition, the Sub-Adviser will furnish the Manager and the Fund's Board of Trustees such periodic and special reports as either of them may reasonably request.

(e) The Sub-Adviser will exercise its best judgment in rendering the services provided for in this Article 1, and the Fund and the Manager agree, as an inducement to the Sub-Adviser's undertaking so to do, that the Sub-Adviser will not be liable under this Agreement for any mistake of judgment or in any other event whatsoever, except as hereinafter provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager other than in furtherance of its duties and responsibilities as set forth in this Agreement.

(f) Notwithstanding any other provision of this Agreement, the Fund, the Manager and the Sub-

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Adviser may agree to the employment of a Sub-Sub-Adviser to the Fund for the purpose of providing investment management services with respect to the Portfolio, provided that the compensation to be paid to such Sub-Sub-Adviser shall be the sole responsibility of the Sub-Adviser and the duties and responsibilities of the Sub-Sub-Adviser shall be as set forth in a sub-sub-advisory agreement among the Manager, the Sub-Adviser and the Sub-Sub-Adviser.

(g) Unless the Manager gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall use its good faith judgment in a manner which it reasonably believes best serves the interest of the Portfolio's shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio are invested.

(h) The Sub-Adviser shall provide to the Manager a list of the persons whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Portfolio.

                                   ARTICLE 2.
                                 Sub-Adviser Fee

(a) The payment of advisory fees and the allocation of charges and expenses between the Fund and the Manager with respect to the Portfolio are set forth in the Advisory Agreement. Nothing in this Agreement shall change or affect that arrangement. The payment of advisory fees and the apportionment of any expenses related to the services of the Sub-Adviser under this Agreement shall be the sole concern of the Manager and the Sub-Adviser and shall not be the responsibility of the Fund.

(b) In consideration of services rendered pursuant to this Agreement, the Manager will pay the Sub-Adviser on the first business day of each month the fee at the annual rate specified by the schedule of fees in the Appendix to this Agreement. The fee for any period from the date the Portfolio commences operations to the end of the month will be prorated according to the proportion which the period bears to the full month, and, upon any termination of this Agreement before the end of any month, the fee for the part of the month during which the Sub-Adviser acted under this Agreement will be prorated according to the proportion which the period bears to the full month and will be payable upon the date of termination of this Agreement.

(c) For the purpose of determining the fees payable to the Sub-Adviser, the value of the Portfolio's net assets will be computed in the manner specified in the Fund's Prospectus. The Sub-Adviser will bear all of its own expenses (such as research costs) in connection with the performance of its duties under this Agreement except for those which the Manager agrees to pay.

(d) The Sub-Adviser agrees to notify promptly, upon written request, the Manager if, for any other registered investment company having a substantially similar investment program, it agrees to (1) provide more services or bear more expenses for a comparable or lower fee; and (2) provide comparable services and bear comparable expenses for a lower fee.

(e) The Sub-Adviser may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this

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Agreement. The compensation of any such persons will be paid by the Sub-Adviser, and no obligation will be incurred by, or on behalf of, the Fund or the Manager with respect to them.

(f) The Fund and the Manager understand that the Sub-Adviser now acts and will continue to act as investment manager to various investment companies and fiduciary or other managed accounts, and the Fund and the Manager have no objection to the Sub-Adviser's so acting. In addition, the Fund understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser's duties hereunder will not devote their full time to such service, and nothing herein contained shall be deemed to limit or restrict the Sub-Adviser's right or the right of any of the Sub-Adviser's affiliates to engage in and devote time and attention to other businesses or to render other services of whatever kind or nature.

(g) The Sub-Adviser agrees that all books and records which it maintains for the Fund are the Fund's property. The Sub-Adviser also agrees upon request of the Manager or the Fund, promptly to surrender the books and records to the requester or make the books and records available for inspection by representatives of regulatory authorities. The Sub-Adviser further agrees to maintain and preserve the Fund's books and records in accordance with the Investment Company Act and rules thereunder.

(h) The Sub-Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence of the Sub-Adviser in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

(i) The Manager has herewith furnished the Sub-Adviser copies of the Fund's Prospectus, Agreement and Declaration of Trust and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Sub-Adviser will be entitled to rely on all documents furnished to it by the Manager or the Fund.

(j) The Sub-Adviser shall not consult with a sub-adviser to another series of the Fund (other than an affiliated person of the Sub-Adviser) concerning transactions of the Portfolio in securities or other assets. To the extent that multiple sub-advisers serve as investment advisers to the Portfolio, the Sub-Adviser shall be responsible for providing investment advice only with respect to such portion of the Portfolio as may from time to time be determined by the Manager.

                                   ARTICLE 3.
                   Duration and Termination of this Agreement

(a) This Agreement shall become effective as of the date first above written and shall continue in effect for two years from the date of execution and from year to year thereafter so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Fund, or by the vote of a majority of the outstanding shares of the Portfolio, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

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(b) This Agreement may be terminated with respect to the Portfolio at any time, without the payment of any penalty, by the Board of Trustees of the Fund, or by vote of a majority of the outstanding shares of the Portfolio, on sixty days' written notice to the Manager and Sub-Adviser, or by the Manager on thirty days' written notice to the Sub-Adviser and the Fund, or by the Sub-Adviser on sixty days' written notice to the Manager and the Fund. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Advisory Agreement.

                                   ARTICLE 4.
                                   Definitions

The terms "assignment," "interested person," and "majority of the outstanding shares," when used in this Agreement, shall have the respective meanings specified under the Investment Company Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the Investment Company Act.

                                   ARTICLE 5.
                          Amendments of this Agreement

This Agreement may be amended at any time by mutual consent of the Fund, the Manager and the Sub-Adviser, provided that, if required by law (as may be modified by exemptions received by the Manager or the Fund), such amendment shall also have been approved by vote of a majority of the outstanding shares of the Portfolio and by vote of a majority of the Trustees of the Fund who are not interested persons of the Fund, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

                                   ARTICLE 6.
                                  Governing Law

The Agreement shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

                                   ARTICLE 7.
                                     Notices

Notices to be given hereunder shall be addressed to:

     Fund:          [______________]

     Manager:       [______________]

     Sub-Adviser:   [______________]

Changes in the foregoing notice provisions may be made by notice in writing to the other parties at the addresses set forth above. Notice shall be effective upon delivery.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                     METROPOLITAN SERIES FUND II, on behalf
                                        of its [__________________] Portfolio II


                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     METROPOLITAN LIFE INSURANCE COMPANY


                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     METLIFE ADVISERS, LLC


                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:

A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Fund by officers of the Fund as officers and not individually and that obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

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                                    Appendix

                           Metropolitan Series Fund II
                          [_____________] Portfolio II
                                  Fee Schedule

     The fee for the Portfolio is equal to an amount representing the actual cost (direct and indirect) to Metropolitan Life Insurance Company (the "Sub-Adviser") of providing the services set forth in this Agreement. Direct costs are based on actual time spent by personnel of the Sub-Adviser involved in managing the Portfolio. Indirect costs are allocated based primarily on the percentage the assets of the Portfolio represent of all assets managed by the Sub-Adviser.

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